UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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DEERE & COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DEERE & COMPANY
One John Deere Place
Moline, Illinois 61265
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 26, 2003

Deere’s annual stockholders’ meeting will be held on Wednesday, February 26, 2003, at 10:00 a.m. central standard time at Deere’s headquarters at One John Deere Place, Moline in Rock Island County, Illinois. You can find directions to our headquarters on the back cover of the proxy statement.

At the annual meeting, stockholders will be asked to:

  Elect directors (see page 5).
  Consider and vote on amendments to the John Deere Omnibus Equity and Incentive Plan (see page 7).
  Consider and vote on the John Deere Mid-Term Incentive Bonus Plan (see page 14).
  Consider any other business properly brought before the meeting.

You may vote at the meeting if you were a Deere stockholder at the close of business on December 31, 2002.

To be sure that your shares are properly represented at the meeting, whether you attend or not, please sign, date and promptly mail the enclosed proxy card in the enclosed envelope, or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are held in the name of a bank, broker or other holder of record, telephone or Internet voting will be available to you only if offered by them. Their procedures should be described on the voting form they send to you.

Along with the attached proxy statement, we are also sending you our 2002 annual report, which includes our financial statements. Most of you can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 3 of the proxy statement and your proxy card for further information.

For the Board of Directors,

JAMES H. BECHT Secretary

Moline, Illinois
January 16, 2003

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.

PROXY STATEMENT

Why am I receiving this proxy statement?
Deere’s Board of Directors is soliciting proxies for the 2003 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of Deere common stock on December 31, 2002 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy are being mailed to stockholders on or about January 16, 2003.

What will I be voting on?
  Election of directors (see page 5).
  Approval of amendments to the John Deere Omnibus Equity and Incentive Plan (see page 7).
  Approval of the John Deere Mid-Term Incentive Bonus Plan (see page 14).

  How do I vote?
  You can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

  Please note that there are separate telephone and Internet arrangements depending on whether you are a holder of record (that is, if your shares are registered in your own name with our transfer agent) or whether you hold your shares in “street name” (that is, if your shares are held for you by your bank, broker or other record holder).

  Stockholders voting by proxy may use one of the following three options:
  filling out the enclosed proxy card, signing it, and mailing it in the enclosed postage-paid envelope;
  voting by telephone (instructions are on the proxy card); or
  voting by Internet (instructions are on the proxy card).

  If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

  The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. eastern standard time on February 25, 2003. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

  If you hold shares through one of Deere’s employee savings plans, your proxy card must be received by February 21, 2003 or the shares represented by the card will not be voted.

  Can I change my vote?
  Yes. At any time before your proxy is voted, you may change your vote by:
  revoking it by written notice to the Secretary of Deere at the address on the cover of this proxy statement;
  delivering a later-dated proxy (including a telephone or Internet vote); or
  voting in person at the meeting.

  If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

  How many votes do I have?
  You will have one vote for every share of Deere common stock that you owned on December 31, 2002.

  How many shares are entitled to vote?
  There were 239,154,662 shares of Deere common stock outstanding and entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting.

  How many votes must be present to hold the meeting?
  Under Deere’s By-Laws, a majority of the votes that can be cast, must be present in person or by proxy, to hold the annual meeting.

  What if I don’t vote for some or all of the matters listed on my proxy card?
  If you return a proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:
  for the nominees to the Board listed on the card;
  for the amendments to the John Deere Omnibus Equity and Incentive Plan; and
  for the John Deere Mid-Term Incentive Bonus Plan.

  How many votes are needed for the proposals to pass?
  The five nominees for director who receive the most votes will be elected.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the amendments to the John Deere Omnibus Equity and Incentive Plan.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the John Deere Mid-Term Incentive Bonus Plan.

  What if I vote “abstain”?
  A vote to “abstain” on the election of directors will have no effect on the outcome. A vote to “abstain” on the compensation plan proposals will have the effect of a vote against.

  If you vote “abstain”, your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

  What if I don’t return my proxy card and don’t attend the annual meeting?
  If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

  If you hold your shares in “street name”, and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange your record holder can vote your shares on the election of directors but not on the compensation plan proposals. If you don’t give your record holder specific voting instructions and your record holder does not vote on any of the proposals, the votes will be “broker non-votes”. “Broker non-votes” will have no effect on the vote for the election of directors and the compensation plan proposals.

  “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

  What happens if a nominee for director declines or is unable to accept election?
  If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

  Is my vote confidential?
  Yes. Your voting records will not be disclosed to us except:
  as required by law;
  to the tabulator, the proxy solicitation agent and the inspectors of voting; or
  if the election is contested.

  The tabulator, the proxy solicitation agent and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and its officers and directors.

  If you are a holder of record or an employee savings plan participant, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

  ANNUAL REPORT

  Will I receive a copy of Deere’s annual report?
  Unless you have previously elected to view our annual reports over the Internet, we have mailed you our annual report for the year ended October 31, 2002 with this proxy statement. The annual report includes Deere’s audited financial statements, along with other financial information, and we urge you to read it carefully.

  How can I receive a copy of Deere’s 10-K?
  You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended October 31, 2002, which we recently filed with the Securities and Exchange Commission, by writing to:

  Deere & Company Stockholder Relations
  One John Deere Place
  Moline, Illinois 61265-8098

  You can also obtain a copy of Deere’s Form 10-K and other periodic filings with the Securities and Exchange Commission from the SEC’s EDGAR database at www.sec.gov.

  ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

  Can I access Deere’s proxy materials and annual report electronically?
  This proxy statement and the 2002 annual report are available on Deere’s Internet site at www.deere.com/stock. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

  If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you can choose this option and save Deere the cost of producing and mailing these documents by:
  following the instructions provided when you vote over the Internet;
  going to www.icsdelivery.com/de and following the instructions provided;
  calling our Stockholder Relations Department at (309) 765-4539; or
  writing to:
       Deere & Company
       Stockholder Relations
       One John Deere Place
       Moline, Illinois 61265-8098.

  If you are a holder of record and you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access Deere’s proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

  If you hold your shares in “street name” (that is, if your shares are held for you by your bank, broker or other holder of record), please refer to the information provided by them for instructions on how to elect to view our future proxy statements and annual reports over the Internet.

  If you hold your shares in “street name”, and you choose to view future proxy statements and annual reports over the Internet and your bank, broker or other holder of record participates in the service, you will receive an e-mail message next year containing the Internet address to use to access Deere’s proxy statement and annual report.

  HOUSEHOLDING INFORMATION

  What is “householding”?
  We have adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

  Stockholders who participate in householding will continue to receive separate proxy cards.

  Householding will not affect dividend check mailings in any way.

  If a single copy of the annual report and proxy statement was delivered to an address that you share with another stockholder, at your request we will promptly deliver a separate copy.

  How do I withhold my consent to the householding program?
  If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you must withhold your consent by checking the appropriate box on the enclosed proxy card and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed proxy card must be returned and marked appropriately to withhold your consent to householding.

  Even if you do not return the proxy card to withhold your consent to the householding program, you may revoke your consent at a future date. Please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

  If you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder, you may also contact ADP to participate in the householding program.

  A number of brokerage firms have instituted householding. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

  ELECTION OF DIRECTORS

       The Board’s nominees for election this year are:

  Terms Expiring in 2005
  •     Joachim Milberg

  Terms Expiring in 2006
  •     Crandall C. Bowles
  •     Leonard A. Hadley
  •     Arthur L. Kelly
  •     Thomas H. Patrick

       Joachim Milberg is nominated for election as a director for the first time, for a term expiring at the annual meeting in 2005. Crandall Bowles, Leonard Hadley, Arthur Kelly and Thomas Patrick are to be elected for terms expiring at the annual meeting in 2006.

       The Corporate Governance Committee of the Board recommended these individuals to the Board and the Board nominated them.

      Each nominee’s age, present position, principal occupations during the past five or more years, positions with Deere and directorships in other companies appear below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL FIVE NOMINEES

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2002	Positions with Deere and Other Directorships

Joachim Milberg	Retired Chief Executive Officer of Bayerische Motoren Werke
Age 59	(BMW) A.G.
Nominee for Director	•	Retired Chief Executive Officer of Bayerische Motoren Werke (BMW)
A.G. (motor vehicles) since May 2002
	•	Chairman of the Board of Management and Chief Executive Officer of
BMW A.G. – February 1999 to May 2002
	•	Member of the Board of Management of BMW A.G. – 1993 to February
1999
	•	Nominee for director of Deere; no prior service as a director of Deere
	•	Other directorships: Allianz A.G., BMW A.G., MAN A.G. and Royal
Dutch Petroleum Company/Shell

Crandall C. Bowles	Chairman and Chief Executive Officer of Springs Industries, Inc.
Age 55	•	Chairman and Chief Executive Officer of Springs Industries, Inc. (textiles)
Director from 1990 to 1994		since April 1998
and since 1999	•	President and Chief Executive Officer of Springs Industries, Inc. – December
1997 to April 1998
	•	President and Chief Operating Officer of Springs Industries, Inc. – January
1997 to December 1997
	•	Executive Vice President of Springs Industries, Inc. – 1992 to January 1997
	•	Director of Deere from 1990 to 1994 and since 1999. Chair of Corporate
Governance Committee and member of Executive and Compensation
Committees

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2002	Positions with Deere and Other Directorships

Leonard A. Hadley	Retired President and Chief Executive Officer of Maytag Corporation
Age 68	•	Retired President and Chief Executive Officer of Maytag Corporation
Director since 1994		(appliances) since June 2001
	•	President and Chief Executive Officer of Maytag Corporation – November
2000 to June 2001
	•	Retired Chairman and Chief Executive Officer of Maytag Corporation –
August 1999 to November 2000
	•	Chairman and Chief Executive Officer of Maytag Corporation – 1993 to
August 1999
	•	Director of Deere since 1994. Chair of Audit Review Committee and member of Corporate Governance and Executive Committees
	•	Other directorships: H Power Corp. and Snap-on Incorporated

Arthur L. Kelly	Managing Partner of KEL Enterprises L.P.
Age 65	•	Managing Partner of KEL Enterprises L.P. (holding and investment
Director since 1993		partnership) since 1983
	•	Director of Deere since 1993. Chair of Pension Plan Oversight Committee and member of Audit Review and Executive Committees
	•	Other directorships: BASF Aktiengesellschaft, Bayerische Motoren Werke
(BMW) A.G., The Northern Trust Corporation and Snap-on Incorporated

Thomas H. Patrick	Executive Vice Chairman of Merrill Lynch & Co., Inc.
Age 59	•	Executive Vice Chairman of Merrill Lynch & Co., Inc. (financial services)
Director since 2000		since November 2002
	•	Executive Vice President and Chief Financial Officer of Merrill Lynch &
Co., Inc. – February 2000 to November 2002
	•	Executive Vice President of Merrill Lynch & Co., Inc. – 1989 to February
2000
	•	Chairman of the Special Advisory Services Group and Member of the
Office of the Chairman of Merrill Lynch & Co., Inc. – 1994 to 1999
	•	Director of Deere since 2000. Member of Compensation and Pension Plan
Oversight Committees
	•	Other directorships: Baldwin & Lyons, Inc.

  APPROVAL OF AMENDMENTS TO THE JOHN DEERE
  OMNIBUS EQUITY AND INCENTIVE PLAN

  Summary of the Proposal

       The Board of Directors has amended the John Deere Omnibus Equity and Incentive Plan (referred to in this section of the proxy statement as the “Plan”). The amendments were recommended to the Board by its Compensation Committee (the “Committee”) and are subject to the approval of our stockholders. The proposed amendments:

    Increase by 9,000,000 the number of shares over which we may make awards of stock options and stock appreciation rights; and
    Extend the period during which we may make grants to eligible employees to December 31, 2008.

       Our stockholders originally approved the Plan in 2000. The Plan allows us to grant our salaried employees a range of compensation awards based on or related to Deere common stock, including stock options, stock appreciation rights, restricted stock or stock units, performance awards and substitute awards. Employees may lose certain of their awards unless they meet performance goals or restrictions are removed. We may use previously unissued common stock or common stock held in treasury for awards under the Plan.

       The Plan initially reserved 9,500,000 shares of common stock plus approximately 4,900,000 unused shares authorized for prior plans. Of this total amount, 1,000,000 shares could be used for awards other than options and stock appreciation rights, including performance and restricted awards.

       As of December 31, 2002, approximately 2,870,000 shares remained available for new awards under the Plan. Of this amount, a maximum of approximately 768,000 shares can be used for awards other than stock options and stock appreciation rights. The closing market price for Deere common stock on December 31, 2002 was $45.85.

       The amendments authorize an additional 9,000,000 shares for grants of options and stock appreciation rights. (9,000,000 shares represents approximately 3.8% of all currently outstanding shares of Deere common stock.) The amendments do not increase the number of shares available for awards other than stock options and stock appreciation rights.

       The Plan is currently scheduled to expire on December 31, 2005. The amendments extend the term of the Plan by three years, until December 31, 2008.

       The amendments will enable us to continue a stock option program that has been in effect since 1960. The Board of Directors believes that the program and the Plan have helped Deere compete for, motivate and retain high caliber executive, administrative and professional employees. The Board believes that it is in the best interests of Deere and its stockholders to amend the Plan as proposed. Consistent with our compensation objectives, rewards under the Plan depend on those factors which directly benefit our stockholders: dividends paid and appreciation in the market value of our common stock.

       The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the proposed amendments to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENTS TO THE OMNIBUS EQUITY AND INCENTIVE PLAN.

  Principal Features of the Plan

       We describe below the other principal terms of the Plan. The proposed amendments do not affect any of these terms.

Administration	The Committee (or a subcommittee of the Committee) administers the
Plan. The Committee is responsible for interpreting and administering the
Plan and for selecting those salaried employees (including executive officers) who will receive awards. The Committee may delegate any of its authority under the Plan to other persons, including officers of Deere, except for its authority to amend, suspend or terminate the Plan and as prohibited by law.

Eligibility and Participation	Salaried employees, including executive officers, of Deere and its subsidiaries are eligible to receive awards under the Plan. The Committee, in its discretion, selects those eligible employees who will receive awards.
Deere is not obligated to make awards under the Plan at any time. During the fiscal year ended October 31, 2002, we granted options under the
Plan covering 4,347,047 shares to 3,819 employees. In December 2002, we granted options under the Plan covering approximately 4,000,000 shares to approximately 4,000 employees and granted restricted stock units equivalent to approximately 184,000 shares to approximately 21 officers.

We cannot at this time identify the persons to whom we will grant awards in the future, nor can we state the form or value of any future awards.
We expect that in the future the number of Plan participants and the size of annual awards will be reduced from past levels.

Individual Limits	During any fiscal year, no executive officer may receive awards of stock options and stock appreciation rights covering more than 0.5% of the total number of Deere shares outstanding at the beginning of that fiscal year. In addition, no executive officer may receive more than 300,000 shares of our common stock in any fiscal year pursuant to performance awards, restricted stock awards and restricted stock equivalent awards.

Options and Stock	The per share exercise price of options granted under the Plan may not be
Appreciation Rights	less than the fair market value of a share of Deere common stock on the date of grant. The exercise price may not be modified once it is established. For purposes of the Plan, the fair market value of a share on any date is the average of the highest and lowest sale prices reported on the Composite Tape of the New York Stock Exchange on that date (or the last date on which this information was reported). With certain exceptions, optionees may pay the exercise price of options in cash, in Deere common stock or in a combination of cash and stock.

The Committee may designate options awarded under the Plan as incentive stock options (“ISOs”), a type of option authorized under the
Internal Revenue Code. Options not designated as ISOs are referred to as
“nonqualified” options. In recent years, Deere has issued only nonqualified options.

The Plan also authorizes the Committee to grant stock appreciation rights.
A stock appreciation right entitles the grantee to receive, upon exercise of the right, an amount equal to the excess of (a) the fair market value of a specified number of shares of Deere common stock, minus (b) the exercise price of the right. The exercise price may not be less than the fair market value of Deere common stock on the date the right is granted.
We may pay the amount due to the holder of a stock appreciation right in
Deere common stock, in cash or in a combination of cash and stock.
Stock appreciation rights may be either unrelated to a stock option or may be alternative to (“in tandem with”) an option.

The date when stock options and stock appreciation rights first become exercisable must be at least six months after the date of grant. Options and stock appreciation rights may have a term of up to ten years.

Options and stock appreciation rights generally remain exercisable for a limited time following termination of employment due to death, disability, retirement or with the consent of the Committee. Upon any other kind of termination, options and stock appreciation rights immediately expire.

Performance Awards	The Committee may grant performance awards either as performance shares (with each performance share representing one share of Deere common stock) or performance units (representing a dollar amount established by the Committee at the time of the award). Performance awards are earned over a performance period of at least one year. There may be more than one performance award in existence at any one time, and the performance periods may differ or overlap.

The Committee establishes minimum, target, and maximum performance goals when it makes performance awards. The Committee determines the portion of the performance award earned by the participant based on the degree to which the performance goals are achieved over the relevant performance period. A participant will not earn any portion of a performance award unless the minimum performance goals are met.
When earned, we may pay performance awards in cash, in Deere common stock or in a combination of cash and stock, and in a lump sum or in installments. The Committee determines the form and manner of payment.

The Committee, as it deems appropriate, may establish performance goals for each performance period from among any of the following factors, or any combination of the following:
• total stockholder return;
• growth in revenues, sales, settlements, market share, customer conversion, net income, stock price, and/or earnings per share of common stock;
• return on assets, net assets, and/or capital;
• return on stockholders’ equity;
• economic value added;
• improvements in costs and/or expenses; or
• any similar performance measure established by the Committee.

The Plan also authorizes the Committee, subject to the restrictions of
Section 162(m) of the Internal Revenue Code, to reduce grants or adjust performance goals if we acquire or dispose of certain assets or securities.

Restricted Stock or	Restricted stock or restricted stock equivalents have restriction periods
Restricted Stock	and price goals that the Committee designates at the time of the award.
Equivalents	Restriction periods must be at least three years for time-based restrictions and at least one year for performance-based restrictions. A maximum of
5% of the aggregate shares authorized for the Plan may be restricted stock or stock equivalents with no minimum vesting periods.

Each restricted stock equivalent represents the right to receive an amount determined by the Committee at the time of the award. The value of a restricted stock equivalent may be equal to the full monetary value of one share of our common stock. Any award of restricted stock or stock equivalents to an executive officer intended to qualify as performance-
based compensation must include a stock price goal during the restriction period.

Other Awards	The Committee may grant other forms of equity-based awards consistent with the purposes of the Plan. The Committee may base other awards on the value of Deere common stock or other criteria. Other awards with a performance goal may not vest in less than one year. Other awards without a performance goal may not vest in less than three years. Other awards include the restricted stock units which we awarded to certain officers in December 2002 (as described below under the heading “Plan
Benefits”.)

The Plan also authorizes the Committee to grant awards in substitution for awards granted by an entity that Deere acquires or that combines with
Deere. Substitute awards count against the Plan’s authorized share limits.
Substitute awards are not subject to the minimum holding period and minimum exercise price provisions of the Plan.

Stockholder Rights	During the performance or restriction period, participants have the right to receive dividends and to vote the shares of common stock that they have been awarded. Holders of stock options, however, do not have rights as a stockholder prior to exercise. Holders of restricted stock units also do not have rights as a stockholder prior to vesting and payment in shares. With limited exceptions, participants may not transfer, assign, pledge, or encumber awards under the Plan.

Cash Equivalents and	The Committee may permit participants to elect to receive performance
Deferral	awards and restricted stock in cash instead of shares. The Committee may also award cash equivalent awards or other alternative forms of awards to employees of foreign subsidiaries or branches. Payments of cash equivalent awards are applied against the Plan’s authorized share limits based on the fair market value of the common stock covered by the awards. The Committee may also permit participants eligible for our voluntary deferred compensation plan to elect within certain time limits to defer cash payments of performance and restricted awards.

Obligations to Deere	Participants who leave Deere may lose their unexercised stock options and stock appreciation rights, their unearned performance awards and their restricted stock and stock equivalent awards, if they fail to honor consulting or noncompetition obligations to Deere or fail to satisfy other terms specified in the award.

Change in Control	If there is a change in control or potential change in control of Deere, the restrictions and vesting requirements of awards may lapse and the value of other awards may be paid to the participants in cash (at the “change in control price” defined in the Plan).

For purposes of the Plan, “change in control” and “potential change in control” have substantially similar meanings as in the severance agreements described below under the heading “Change in Control
Severance Agreements and Other Arrangements.”

The lapse of limitations and payment of the value of incentive shares in the event of a change in control or potential change in control may increase the net cost of the change in control and thus theoretically could render more difficult or discourage a change in control, even if the change in control would benefit Deere shareholders generally.

Amendment and	The Committee may suspend or terminate the Plan at any time, but
Adjustment	stockholder approval is required for the following amendments (to the extent stockholder approval is required by law, agreement or the rules of any exchange upon which Deere common stock is listed):
• increasing the amount of common stock authorized for awards (other than as a result of a stock dividend, stock split or similar transaction);
• modifying the eligibility requirements;
• materially increasing participants’ benefits; or
• extending the term of the Plan.

No amendment, suspension or termination of the Plan may materially and adversely affect any outstanding awards without the consent of the participant.

If there is a stock dividend or stock split, a combination or another kind of increase or reduction in the number of issued shares of Deere common stock, the Board of Directors or the Committee may adjust the number and type of shares authorized under the Plan and covered by outstanding awards.

  Federal Income Tax Consequences of Stock Options and Stock Appreciation Rights

       The following summarizes the consequences under existing federal income tax rules of the award and exercise of stock options and stock appreciation rights under the Plan.

ISOs	ISOs are intended to qualify as “incentive stock options” under Section
422 of the Internal Revenue Code. We understand that under current federal income tax law:

• Our employees do not recognize income when we grant them
incentive stock options.
• An optionee does not recognize income when an ISO is exercised, although the difference between the option price and the fair market value of the shares acquired upon exercise is a “tax preference item”
which, under certain circumstances, may give rise to alternative minimum tax liability on the part of the optionee.
• If the optionee holds shares purchased pursuant to the exercise of an
ISO for cash for at least two years from the option grant date and at least one year after the transfer of the shares to the optionee, then:
• The optionee will recognize gain or loss only upon ultimate disposition of the shares. Any gain or loss generally will be treated as long-term capital gain or loss.
• Deere will not be entitled to a federal income tax deduction in connection with the grant or the exercise of the option.
• If the optionee disposes of the shares purchased pursuant to the exercise of an ISO before the expiration of the required holding period, then:
• The optionee will recognize ordinary income in the year of the disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the exercise date or the selling price. The balance of any gain the optionee realizes on the disposition will be taxed as capital gain.
• Deere will be entitled to a deduction in the year of the disposition equal to the amount of ordinary income recognized by the optionee.

Nonqualified Options	“Nonqualified” stock options are stock options that do not qualify as
ISOs. We understand that under existing federal income tax law:
• Our employees do not recognize income when we grant them
nonqualfied stock options.
• Upon exercise of a nonqualified option, the optionee recognizes ordinary income in the amount by which the fair market value of the shares purchased exceeds the exercise price of the option. Deere generally is entitled to a deduction in an equal amount.
• The optionee’s tax basis in shares purchased upon exercise of a nonqualified option is the value of the shares on the exercise date. Any gain or loss that the optionee realizes upon disposition of the shares will generally be treated as capital gain or loss. The gain or loss will be long-term if the shares have been held longer than one year.

Stock Appreciation Rights	We understand that under existing federal income tax law:
• Our employees do not recognize income when we grant them stock appreciation rights.
• When a stock appreciation right is exercised, the grantee must treat the cash and the fair market value of any stock received upon exercise as ordinary income. Deere generally is entitled to a deduction in an equal amount.

Other Tax Matters	Certain additional rules apply if an optionee pays the exercise price of an option in shares he or she already owns.

We may permit an optionee to have us withhold all or a portion of the shares that the optionee acquires upon the exercise of an option to satisfy estimated or actual federal, state or local income taxes. We may also permit the optionee to deliver other previously acquired shares (other than restricted stock) for the purpose of tax withholding.

  Plan Benefits

       Because awards under the Plan are determined by the Committee in its sole discretion, we cannot determine the benefits or amounts that will be received or allocated in the future under the Plan. The table below shows stock options granted in fiscal 2002 and stock options and restricted stock units granted in December 2002 to the individuals and groups indicated. These awards are not necessarily indicative of awards that we may make in the future.

	Year Ended October 31, 2002	December 2002

			Restricted Stock Units (3)

Name and Position	Stock Options (1)	Stock Options (2)	Dollar Value $	Number of Restricted Stock Units

Robert W. Lane
Chairman, President and Chief Executive Officer	275,941	212,269	$2,620,245	56,605
Pierre E. Leroy
President, Worldwide Construction & Forestry Division and
Deere Power Systems	48,235	27,505	$339,491	7,334
Michael P. Orr
President, Financial Services Division	38,679	29,981	$370,089	7,995
Nathan J. Jones
Senior Vice President and Chief Financial Officer	46,541	39,807	$491,368	10,615
H. J. Markley
President, Agricultural Division – North America, Australia,
Asia and Global Tractor and Implement Sourcing	40,383	36,609	$451,883	9,762
Executive Group	681,560	499,327	$6,163,652	133,153
Non-Executive Director Group (4)	None	None	None	None
Non-Executive Officer Employee Group	3,665,487	3,500,000	$2,360,790	51,000

(1)	Market-priced options that vest over three years and have a ten-year term.
(2)	Market-priced options that vest over three years (or upon retirement, if earlier) and have a ten-year term.
(3)	Represents the closing market value of Deere common stock on the grant date, without giving effect to the diminution in value attributable to the restriction on the units. The units vest after three years and must be held until retirement by executive officers or be held for five years by non-executive officers.

(4)	Non-employee directors are not eligible to participate in the Plan.
13

  APPROVAL OF THE JOHN DEERE MID-TERM INCENTIVE BONUS PLAN

  Summary of the Proposal

       Subject to the approval of our stockholders, the Board of Directors has adopted the John Deere Mid-Term Incentive Bonus Plan (referred to in this section of the proxy statement as the “Plan”). The Plan will permit us to pay cash bonuses to salaried employees based on the achievement of preestablished performance goals over a performance period longer than one fiscal year. We are submitting the Plan for stockholder approval so that it will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code.

       A copy of the Plan is attached as an appendix to the proxy statement. The description that follows is qualified in its entirety by reference to the full text of the Plan as set forth in the appendix.

       The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE JOHN DEERE MID-TERM INCENTIVE BONUS PLAN

  Description of the Plan

Purpose	The purpose of the Plan is to provide participants with a meaningful mid-term incentive opportunity geared toward the achievement of specific performance goals.

Administration	The Compensation Committee of the Board or a subcommittee thereof
(the “Committee”) will administer the Plan. The Committee will be composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue
Code.

Eligibility and Participation	All full-time and part-time salaried employees who are actively employed by Deere in any performance period are eligible to participate in the Plan for that performance period. Each year the Committee will determine those eligible employees who will participate in the Plan. Based on current eligibility levels, approximately 4,600 employees will be eligible to participate in the Plan on the date of the annual meeting.

To meet the requirements of Section 162(m) of the Internal Revenue
Code, some more restrictive provisions of the Plan apply only to
“executive officers”. For purposes of the Plan, “executive officers” means those employees whom the Committee designates from year to year for purposes of qualifying payouts under the Plan for exemption under
Section 162(m).

Award Determination	Before the beginning of each performance period, or as soon as practicable thereafter, the Committee will establish performance goals for that performance period. The Committee may base performance goals on any combination of corporate, business segment and individual performance.

The Committee will fix the performance measures for executive officers from among the following factors:
• total stockholder return;
• growth in revenues, sales, settlements, market share, customer conversion, net income, operating income, stock price, and/or earnings per share;
• return on assets, net assets, and/or capital;
• return on stockholders’ equity;
• economic value added;
• improvements in costs and/or expenses; or
• shareholder value added.

The Committee will also establish an award opportunity for each job classification.

Final awards will be based on the participant’s award opportunity, corporate and business segment performance, and individual performance
(if applicable). The Committee has the discretion to adjust performance goals and award opportunities during a performance period, but may not make adjustments for executive officers. With respect to executive officers, the Committee may reduce the amount of the final award or eliminate it and can exercise any other discretion as tax counsel advises will not adversely affect our ability to deduct amounts paid under the
Plan for federal income tax purposes.

No participant may receive an award of more than $4,500,000 under the
Plan for any performance period.

Payments	We will pay all awards in cash as soon as practicable after the end of a performance period and after the Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied.

Termination of Employment	In general, a participant will receive payment of the award opportunities for the performance periods for which he or she is otherwise eligible if the participant’s employment terminates by reason of death, disability, retirement, or transfer to a non-participating business unit during the final thirteen calendar months of a performance period. In the event of any other kind of termination of service, the participant will forfeit awards for performance periods then in progress. However, the Committee has discretion to pay a partial award for the portion of any performance period that the participant was a Deere employee.

Change in Control	If a change in control or a potential change in control of Deere occurs and the Committee or the Board determines the applicable provisions of the Plan should be invoked, participants employed as of the date of the change in control or potential change in control will be entitled to an award determined using the participant’s award opportunity and actual corporate, business segment and individual results to the date of the change in control. We will pay these awards as soon as administratively possible.

For purposes of the Plan, “change in control” and “potential change in control” have substantially similar meanings as in the severance agreements described below under the heading “Change in Control
Severance Agreements and Other Arrangements”.

The payment of awards in the event of a change or potential change in control may increase the net cost of the change in control and thus theoretically could render more difficult or discourage a change in control, even if the change in control would benefit Deere shareholders generally.

Duration of Plan	The Plan will remain in effect from the date it is approved by our stockholders until it is terminated by the Committee or the Board.

Amendment	The Committee may suspend or terminate the Plan or any portion thereof at any time, but the following amendments require stockholder approval
(to the extent stockholder approval is required by law, agreement or to continue to comply with Section 162(m) of the Internal Revenue Code):
• modifying the eligibility requirements;
• materially increasing participants’ benefits; or
• modifying the performance measurers for executive officers.

No amendment, suspension or termination of the Plan may materially and adversely affect a final award as determined by the Committee without the consent of the affected participant.

  Plan Benefits

       As no performance periods under the Plan have been completed, no bonuses under the Plan have yet been earned by any Deere employee. The Committee currently intends to establish shareholder value added as the performance measure and annually to establish performance periods generally consisting of four fiscal years. Three initial transition performance periods beginning on November 1, 2002 will consist of two, three and four fiscal years, respectively. Generally, shareholder value added is defined as operating income before taxes and mid-term performance bonuses, less the cost of capital, as determined by the Committee.

       Using shareholder value added as the performance measure and the performance of Deere over the prior four fiscal years, none of the named executive officers, the executive group, or the non-executive officer employee group would have earned a bonus under the Plan. Non-executive directors are not eligible to participate in the Plan.

  OTHER MATTERS

       Mr. Melroy Buhr submitted a proposal for stockholders to have the right to meet with the Board of Directors of Deere upon request. If this proposal is properly brought before the meeting, we will vote against the proposal.

       We don’t know of any other matters that will be considered at the annual meeting. However, if any other proper business should come before the meeting, we will have discretionary authority to vote according to our best judgment.

  DIRECTORS CONTINUING IN OFFICE

       The seven persons named below are now serving as directors of Deere. Their terms will expire at the annual meetings in 2004 and 2005, as indicated. Their ages, present positions, principal occupations during the past five or more years, positions with Deere and directorships in other companies appear below.

  TERMS EXPIRING AT ANNUAL MEETING IN 2004

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2002	Positions with Deere and Other Directorships

Robert W. Lane	Chairman, President and Chief Executive Officer of Deere
Age 53	•	Chairman, President and Chief Executive Officer of Deere since August 2000
Director since 2000	•	Chief Executive Officer and President of Deere – May 2000 to August 2000
	•	President of Deere – January 2000 to May 2000
	•	President, Worldwide Agricultural Equipment Division of Deere –
September 1999 to January 2000
	•	Senior Vice President and Managing Director, Region II, Europe, Africa &
Middle East of Deere – 1998 to September 1999
	•	Senior Vice President and Chief Financial Officer of Deere – 1996 to 1998
	•	Director of Deere since 2000. Chair of the Executive Committee

Antonio Madero B.	Chairman and Chief Executive Officer of SANLUIS Corporacio´n,
Age 65	S.A. de C.V.
Director since 1997	•	Chairman and Chief Executive Officer of SANLUIS Corporacio´n, S.A. de
C.V. (automotive components manufacturing) since 1979
	•	Director of Deere since 1997. Member of Compensation Committee,
Special Subcommittee of Compensation Committee and Pension Plan
Oversight Committee
	•	Other directorships: Director of a variety of corporations in Mexico and member of the International Advisory Council of J.P. Morgan Chase & Co.

Aulana L. Peters	Retired Partner of Gibson, Dunn & Crutcher LLP
Age 61	•	Retired Partner of Gibson, Dunn & Crutcher LLP (law firm) since 2000
Director since 2002	•	Partner of Gibson, Dunn & Crutcher LLP – 1988 to 2000
	•	Member of the Public Oversight Board of the American Institute of
Certified Public Accountants – January 2001 to March 2002
	•	Commissioner of the Securities and Exchange Commission – 1984 to 1988
	•	Director of Deere since August 2002. Member of Audit Review and
Pension Plan Oversight Committees
	•	Other directorships: Merrill Lynch & Co., Inc., 3M Company and
Northrop Grumman Corporation

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2002	Positions with Deere and Other Directorships

John R. Walter	Chairman of Ashlin Management Company
Age 55	•	Chairman of Ashlin Management Company (private investments) since
Director since 1991		December 1997
	•	Chairman of Manpower Inc. (temporary-staffing) – April 1999 to
March 2001
	•	President and Chief Operating Officer of AT&T Corp.
(telecommunications) – November 1996 to July 1997
	•	Chairman, President and Chief Executive Officer of R.R. Donnelley &
Sons Company (print and digital information management, reproduction and distribution) – prior to November 1996
	•	Director of Deere since 1991. Member of Compensation Committee,
Special Subcommittee of Compensation Committee and Corporate
Governance Committee
	•	Other directorships: Abbott Laboratories, Applied Graphics Technologies,
Inc., Manpower Inc., and SNP Corporation of Singapore

TERMS EXPIRING AT ANNUAL MEETING IN 2005

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2002	Positions with Deere and Other Directorships

John R. Block	President and Chief Executive Officer of Food Distributors
Age 67	International
Director since 1986	•	President and Chief Executive Officer of Food Distributors International
(formerly the National-American Wholesale Grocers’ Association) since
1986
	•	United States Secretary of Agriculture – 1981 to 1986
	•	Part owner and operator of Block Farms (farming)
	•	Director of Deere since 1986. Chair of Compensation Committee and
Special Subcommittee of Compensation Committee, and member of
Corporate Governance and Executive Committees
	•	Other directorships: Hormel Foods Corporation

T. Kevin Dunnigan	Chairman, President and Chief Executive Officer of Thomas &
Age 64	Betts Corporation
Director since 2000	•	Chairman, President and Chief Executive Officer of Thomas & Betts
Corporation (electrical components) since August 2000
	•	Retired Chairman of Thomas & Betts Corporation – May 2000 to
August 2000
	•	Chairman of Thomas & Betts Corporation – 1997 to May 2000
	•	Chairman and Chief Executive Officer of Thomas & Betts
Corporation – 1992 to 1997
	•	Director of Deere since 2000. Member of Audit Review and Corporate
Governance Committees
	•	Other directorships: C. R. Bard, Inc., Imagistics International Inc. and
Thomas & Betts Corporation

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2002	Positions with Deere and Other Directorships

Dipak C. Jain	Dean, Kellogg School of Management, Northwestern University
Age 45	•	Dean, Kellogg School of Management, Northwestern University, Evanston,
Director since 2002		Illinois since July 2001
	•	Associate Dean for Academic Affairs, Kellogg School of Management,
Northwestern University – 1996 to 2001
	•	Sandy and Morton Goldman Professor of Entrepreneurial Studies and
Professor of Marketing, Kellogg School of Management – 1994 to July 2001
	•	Visiting professor of marketing at Sasin Graduate Institute of Business
Administration at Chulalongkorn University, Bangkok, Thailand; Nijenrode
University, The Netherlands; Otto Bescheim Graduate School of
Management, Koblenz, Germany; IIT, Delhi, India; Hong Kong University
of Science and Technology, China; Recanati Graduate School of Business
Administration at Tel Aviv University, Israel
	•	Director of Deere since February 2002. Member of Audit Review and
Pension Plan Oversight Committees
	•	Other directorships: Hartmarx Corporation and Peoples Energy
Corporation

  NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

       The four persons named below are the executive officers named in the Summary Compensation Table who are not directors of Deere. Their ages, present positions with Deere and principal occupations during the past five or more years appear below.

Name and Age at		Present Position with Deere and Principal
December 31, 2002		Occupations during the Past Five Years

Pierre E. Leroy	President, Worldwide Construction & Forestry Division and John
Age 54	Deere Power Systems
	•	President, Worldwide Construction & Forestry Division and John Deere
Power Systems since July 2001
	•	President, Worldwide Construction Equipment Division and Deere Power
Systems Group – February 2000 to July 2001
	•	President, Worldwide Construction Equipment Division – 1996 to 2000
	•	Senior Vice President and Chief Financial Officer – 1994 to 1996

Michael P. Orr	Retired President, Financial Services Division
Age 55	•	Retired President, Financial Services Division since December 2002
	•	President, Financial Services Division – April 1997 to December 2002
	•	Vice President of Deere and President and Chief Operating Officer of John
Deere Credit Company, a subsidiary of Deere & Company – 1990 to
April 1997

Nathan J. Jones	Senior Vice President and Chief Financial Officer
Age 46	•	Senior Vice President and Chief Financial Officer since
February 1998
	•	Vice President and Treasurer – 1995 to February 1998

Name and Age at		Present Position with Deere and Principal
December 31, 2002		Occupations during the Past Five Years

H. J. Markley	President, Agricultural Division – North America, Australia, Asia
Age 52	and Global Tractor and Implement Sourcing
	•	President, Agricultural Division – North America, Australia, Asia
and Global Tractor and Implement Sourcing since August 2001
	•	Senior Vice President, Worldwide Human Resources – March 2000
to August 2001
	•	Senior Vice President, Manufacturing Worldwide Construction
Equipment Division – 1996 to March 2000

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table shows the number of shares of our common stock beneficially owned as of December 31, 2002 (unless otherwise indicated) by:

    each person, who, to our knowledge, beneficially owns more than 5% of our common stock;
    each of our directors and nominees for director;
    our Chief Executive Officer and the other four executive officers named in the Summary Compensation Table; and
    all individuals who served as directors or executive officers at December 31, 2002, as a group.

       A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.

       All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. As of December 31, 2002, Deere had no preferred stock issued or outstanding.

       The table also includes information about exercisable stock options and stock units credited to the accounts of directors and executive officers under compensation plans. Deferred stock units represent stock equivalent units credited to directors under the Nonemployee Director Deferred Compensation Plan. Deferred stock units are payable only in cash. Restricted stock units represent a similar kind of stock equivalent unit awarded to executive officers under the Omnibus Equity and Incentive Plan. Restricted stock units are payable only in stock. Neither deferred or restricted stock units have voting rights and both types must be held, with limited exceptions, until the individual’s retirement. We include them in the table because they represent additional financial interests that are subject to the same market risk as Deere common stock.

	Shares Beneficially Owned Excluding Options (1), (2)	Options Exercisable Within 60 Days	Percent of Shares Outstanding	Deferred and Restricted Stock Units

Greater Than 5% Owners
Capital Research and Management Company
333 South Hope Street
Los Angeles, California 90071 (3)	21,135,000		8.8%

Directors
John R. Block	9,235		*	10,375
Crandall C. Bowles	5,973		*	3,774
T. Kevin Dunnigan	5,801		*
Leonard A. Hadley	7,735		*	14,703
Dipak C. Jain	1,232		*
Arthur L. Kelly	12,634		*	3,042
Robert W. Lane	55,095	691,964	*	56,605
Antonio Madero B.	5,934		*	3,068
Joachim Milberg	0		*
Thomas H. Patrick	14,241		*	4,176
Aulana L. Peters (4)	819		*
John R. Walter (5)	9,535		*

Named Executive Officers
Pierre E. Leroy	60,101	406,436	*	7,334
Michael P. Orr (6)	49,959	242,052	*	7,995
Nathan J. Jones	4,171	178,213	*	10,615
H. J. Markley (7)	23,088	156,032	*	9,762

All directors and executive
officers as a group (21 persons) (8)	293,360	2,051,611	*	172,293

*	Less than 1% of the outstanding shares of Deere common stock.
(1)	The table includes the following number of restricted shares awarded to directors under Deere’s Nonemployee Director Stock Ownership Plan. These shares may not be transferred prior to retirement as a director.

Director	Restricted Shares

Mr. Block	8,635
Mrs. Bowles	4,573
Mr. Dunnigan	3,801
Mr. Hadley	7,735
Mr. Jain	1,232
Mr. Kelly	8,434
Mr. Madero	5,934
Mr. Patrick	4,241
Mrs. Peters	619
Mr. Walter	8,635

(2)	The number of shares shown for Mr. Leroy and Mr. Orr included 11,527 restricted shares awarded to each under Deere’s Restricted Stock Plan. These shares may not be transferred prior to December 2003.
(3)	The ownership information in the table for Capital Research and Management Company is based on information supplied by Capital Research and Management Company and contained in reports of
21

institutional investment managers filed with the Securities and Exchange Commission for the period ended September 30, 2002. Capital Research and Management Company holds these shares on behalf of institutional and individual investors. Capital Research and Management Company disclaims beneficial ownership of the shares and has no voting power with respect to the shares. As of October 31, 2002, Deere and its subsidiaries did not own any securities issued by Capital Research and Management Company.

(4)	The number of shares shown for Mrs. Peters includes 200 shares owned jointly with a family member over which she shares voting and investment power.
(5)	The number of shares shown for Mr. Walter includes 900 shares owned by family members. Mr. Walter disclaims beneficial ownership of those shares.
(6)	The number of shares shown for Mr. Orr includes 38,432 shares owned as tenants-in-common with a family member over which he shares voting and investment power.
(7)	The number of shares shown for Mr. Markley includes 5,130 shares owned by family members. Mr. Markley disclaims beneficial ownership of those shares.
(8)	The number of shares shown for all directors and executive officers as a group includes 51,208 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

  CERTAIN BUSINESS RELATIONSHIPS

       Mr. Thomas H. Patrick, a director of Deere, is Executive Vice Chairman of Merrill Lynch & Co., Inc. During fiscal 2002, Deere engaged Merrill Lynch & Co., Inc. to provide investment banking, financial advisory and other services. Deere expects to engage Merrill Lynch & Co., Inc. for similar services during fiscal 2003.

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and other persons who own more than ten percent of the outstanding Deere common stock, to file reports of their stock ownership and changes in their ownership with the Securities and Exchange Commission and the New York Stock Exchange. These same people must also furnish Deere with copies of these reports.

       We have helped our executive officers and directors to prepare and file the required reports. We have established procedures where the executive officers and directors (and others on their behalf) provide us with the relevant information regarding their transactions in Deere shares. Based on this information, we prepare and file the required ownership reports on behalf of the executive officers and directors. We have reviewed the reports we prepared and filed. In addition, our executive officers and directors have made written statements to us regarding their Deere stock ownership. Based on a review of these reports and statements, we believe that our executive officers and directors have fully complied with the reporting requirements of Section 16(a), with the following exceptions. Arthur L. Kelly inadvertently failed to timely report on a Form 4 the sale of an indirect beneficial ownership of 1,890 shares held by a family trust for which Mr. Kelly was co-trustee. The shares were sold in two transactions by the corporate investment advisor for Mr. Kelly’s mother’s estate in order to raise funds to pay estate taxes. Mr. John J. Jenkins failed to timely report on two Form 4s the purchase and sale of 20 shares. The shares were purchased and sold in three transactions by Mr. Jenkins’ broker without his knowledge. All the transactions were subsequently reported.

  COMMITTEES

       The Board of Directors of Deere met four times during the 2002 fiscal year. During the 2002 fiscal year, all of the directors, except Mr. Madero, attended 75% or more of the meetings of the Board of Directors and committees on which they served.

       The Board has delegated some of its authority to six committees of the Board. These are the Executive Committee, the Compensation Committee, the Special Subcommittee of the Compensation Committee, the Corporate Governance Committee, the Pension Plan Oversight Committee, and the Audit Review Committee.

The Executive Committee	The Executive Committee may act on behalf of the Board if a matter requires Board action between meetings of the full Board. The Executive
Committee’s authority concerning certain significant matters is limited by law and Deere’s By-Laws.

The Compensation	The Compensation Committee approves compensation for senior officers
Committee	of Deere.

The annual report of the Compensation Committee follows.

The Special Subcommittee	The Special Subcommittee of the Compensation Committee assures
of the Compensation	compliance with regulations relating to approval of executive
Committee	compensation. The Subcommittee members meet the independence requirements of the Internal Revenue Code and federal securities laws for directors who approve certain compensation for officers. The
Subcommittee reviews and approves compensation plans, grants and awards to officers of Deere.

The Subcommittee may also consider other matters that may be referred to it by the Compensation Committee.

The Corporate Governance	The Corporate Governance Committee monitors corporate governance
Committee	policies and procedures, including:
• recommending to the Board individuals to be nominated as a director;
• ensuring that the Chair periodically reviews Deere’s plans regarding succession of senior management with the Committee and with all other independent directors;
• making recommendations concerning the size, composition, committee structure, and fees for the Board and criteria for tenure and retention of directors; and
• reviewing and reporting to the Board on the performance and effectiveness of the Board.

The Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Nominations”.

The Pension Plan Oversight	The Pension Plan Oversight Committee oversees Deere’s pension and
Committee	retirement plans. The Committee reviews asset allocation, actuarial assumptions, funding policies, and the performance of trustees, investment managers and actuaries. The Committee also has authority to make substantive amendments and modifications to the pension and retirement plans. The Committee reports to the Board on its activities.

The Audit Review Committee	The Audit Review Committee’s duties and responsibilities, include, among other things:
• recommending to the Board a firm of independent certified public accountants to audit the annual financial statements;
• determining whether to recommend that the financial statements be included in Deere’s annual report filed with the Securities and
Exchange Commission;
• considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditors’ independence;
• approving the scope of the audit in advance;
• reviewing the independence of the certified public accountants;
• reviewing the financial statements and the audit report with the independent auditors;
• reviewing Deere’s procedures relating to business ethics;
• consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and
• reviewing the adequacy of the Audit Review Committee charter.

The Committee reports to the Board on its activities and findings. Each member is independent as defined under the current rules of the New
York Stock Exchange.

The Board has adopted a written charter for the Audit Review
Committee. A copy of the charter was attached as an appendix to Deere’s proxy statement for the annual meeting in 2002. The report of the Audit
Review Committee follows.

The Audit Review Committee recommended, and the Board of Directors appointed, Deloitte & Touche LLP as independent certified public accountants to examine Deere’s financial statements for the 2003 fiscal year. We expect that a representative of Deloitte & Touche LLP will be at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

       The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2002:

Director	Executive Committee	Compensation Committee	Special Subcommittee of Compensation Committee	Corporate Governance Committee	Pension Plan Oversight Committee	Audit Review Committee

John R. Block	X	Chair	Chair	X
Crandall C. Bowles	X	X		Chair
T. Kevin Dunnigan				X		X
Leonard A. Hadley	X			X		Chair
Dipak C. Jain					X	X
Arthur L. Kelly	X				Chair	X
Robert W. Lane	Chair
Antonio Madero B.		X	X		X
Thomas H. Patrick		X			X
Aulana L. Peters					X	X
John R. Walter		X	X	X
Fiscal 2002 meetings	1	4	4	3	2	4

       If you wish to communicate with the Board of Directors, you may contact the Corporate Secretary of Deere at the following address. The Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.

  Corporate Secretary
  Deere & Company
  One John Deere Place
  Moline, Illinois 61265-8098

  COMPENSATION OF DIRECTORS

       We pay our directors who are not Deere employees a single annual retainer of $65,000. We also pay an additional fee of $5,000 per year to the non-employee chairperson of each Board committee. We do not pay any other committee retainers or meeting fees. Under our Nonemployee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers and receive the amounts due to them following retirement as a director. A director may elect to have these deferrals invested in either an interest-bearing account or in an account with an equivalent return to an investment in Deere stock.

       We also award our non-employee directors $65,000 of restricted Deere stock upon their election to the Board, and each year during their service as directors. A person who becomes a non-employee director between annual meetings, or who serves a partial term, receives a prorated grant. While a person is a director, he or she may not sell, gift or otherwise dispose of these restricted shares. Directors may lose their restricted shares during the restricted period, which ends when the director retires from the Board, becomes permanently and totally disabled, dies, or if there is a change in control of Deere. While the restrictions are in effect, the non-employee directors may still vote the shares and receive dividends.

       The reports of the Audit Review Committee and Compensation Committee and the performance graph that follow will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these Acts.

  AUDIT REVIEW COMMITTEE REPORT

To the Board of Directors:	December 3, 2002

       The Audit Review Committee consists of the following members of the Board of Directors: Leonard A. Hadley (Chair), T. Kevin Dunnigan, Dipak C. Jain, Arthur L. Kelly, and Aulana L. Peters. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal financial controls and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Deloitte & Touche LLP, the external auditor for Deere, is responsible for performing an independent audit of those financial statements and for issuing an opinion as to whether Deere’s annual financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America.

       While financially literate under the applicable NYSE rules, members of the Audit Review Committee are not full-time employees of Deere and are not professionally engaged in the practice of auditing or accounting and do not represent that they are experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Review Committee rely, without independent verification, on the information provided to them by management and on the representations made to them by the external auditor. Accordingly, the oversight provided by the Audit Review Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal financial controls, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of Deere’s financial statements by the external auditor has been carried out in accordance with auditing standards generally accepted in the United States.

       In this context, we have reviewed and discussed with management Deere’s audited financial statements as of and for the year ended October 31, 2002.

       We have discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

       We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the external auditors their independence.

       Based on the reviews and discussions referred to above, and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended October 31, 2002 for filing with the Securities and Exchange Commission.

       We have also considered whether the provision by Deloitte & Touche LLP of services not related to the audit of the financial statements included in Deere’s Form 10-K and the reviews of the interim financial statements included in Deere’s Forms 10-Q for such year is compatible with maintaining their independence.

Audit Review Committee Leonard A. Hadley (Chair) T. Kevin Dunnigan Dipak C. Jain Arthur L. Kelly Aulana L. Peters

  AUDIT AND NON-AUDIT FEES

  Audit Fees

       The aggregate fees, including expenses, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the consolidated financial statements of Deere and its subsidiaries for fiscal 2002 and the reviews of Deere’s quarterly financial statements during fiscal 2002 were $3.5 million.

  Financial Information Systems Design and Implementation Fees

       Deloitte & Touche did not provide any information technology services relating to financial information systems design and implementation to Deere and its subsidiaries in fiscal 2002.

  All Other Fees

       The aggregate fees, including expenses, billed by Deloitte & Touche for services rendered to Deere and its subsidiaries, other than the services described above, for fiscal 2002 were $3.2 million, including audit related services of approximately $2.5 million and non-audit services of $0.7 million. Audit related services primarily include fees for the statutory audits of Deere’s foreign subsidiaries, the assessment of risk management controls, Deere’s registration of securities, and audits of Deere’s employee benefit plans and healthcare subsidiaries required by regulatory authorities. Non-audit services primarily include fees for tax planning and compliance for Deere’s international subsidiaries.

       COMPENSATION COMMITTEE
  REPORT ON EXECUTIVE COMPENSATION

  Compensation Philosophy

       The Compensation Committee of the Board (the “Committee”) is committed to providing a total compensation program that supports Deere’s long-term business strategy and performance culture and creates a commonality of interest with Deere’s stockholders. The Committee is responsible for the oversight of executive compensation and reviews Deere’s compensation program on an ongoing basis. No member of the Committee is a former or current officer of Deere or any of its subsidiaries.

       The overall philosophy of the Committee regarding executive compensation can be summarized as follows:

    Provide a target total reward opportunity sufficient to attract and retain high-caliber executives. In general, this involves a target total pay structure that provides median total compensation at planned levels of performance and top-quartile total compensation when Deere achieves upper-quartile performance on a sustained basis. Market comparisons are made to a comparable group of large, diversified companies;

    Link the majority of the total compensation opportunity to performance-based incentives, annual financial and strategic goals, as well as the creation of sustainable stockholder value within Deere’s long-term strategic goals;

    Provide significant reward for achievement of superior performance, as well as significant risk to penalize substandard performance;

    Recognize the cyclical nature of Deere’s core businesses and the need to manage for value throughout the business cycle;

    Provide flexibility to recognize, differentiate, and reward individual performance;

    Create significant opportunity and incentive for executives to be long-term stockholders in Deere; and

    Structure the program to be regarded positively by Deere’s stockholders, employees, the financial community, and the public in general, as well as the eligible executive management.

       The Revenue Reconciliation Act of 1993 placed certain limits on the tax deductibility of nonperformance-based executive compensation. The Committee intends that, to the extent practicable, executive compensation be deductible for federal income tax purposes provided doing so would be consistent with the other compensation objectives.

       The specific practices concerning each component of Deere’s executive compensation program are described in the following paragraphs:

  Base Salary

       It is the Committee’s policy to position the base salaries of Deere’s executives at approximately the median level of base salaries provided to comparable positions within a peer group of companies that are similar to Deere in sales volume, products and services, and a global presence. Currently, this peer group consists of 28 companies—three of which are also included among the four companies, other than Deere, that comprise the S&P Construction & Farm Machinery index used in the performance graph following this report. It is the Committee’s view that this larger peer group of companies provides a more appropriate and reliable benchmark for assessing competitive levels of compensation than the limited number of companies within the S&P Construction & Farm Machinery index.

       The Committee annually reviews the base salary of each executive officer of Deere, including Mr. Lane, the Chief Executive Officer (CEO). In determining salary adjustments for Deere’s executives (including Mr. Lane and the other executive officers named in the Summary Compensation Table), the Committee takes into consideration various factors, including individual performance, the financial and operational performance of the activities directed by the executive, experience, time in position and potential. The executive’s current salary in relation to the executive’s salary range and the median salary practices of the peer group are also considered.

       These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. Peer group salary data for comparable-level positions are provided annually to Deere by an outside compensation consultant.

       Mr. Lane’s base salary for fiscal 2002 was below the peer group median. Mr. Lane received a base salary of $824,132 for fiscal 2001 and $955,206 for fiscal 2002. For fiscal 2002, the base salaries of the other executive officers named in the Summary Compensation Table were essentially equal to the peer group median and generally consistent with the base salary philosophy established by the Committee.

  Short-Term Incentives

       A substantial portion of Deere’s executive compensation package is contingent upon Deere’s attaining preestablished financial goals under the John Deere Performance Bonus Plan (the “Bonus Plan”). Each year in which these goals are achieved, the compensation of all salaried employees (including Mr. Lane and the other executive officers named in the Summary Compensation Table) is supplemented by fiscal year-end payments under the Bonus Plan. The amount of these payments (if any) depends upon Deere’s prebonus and preextraordinary item return on average assets for the year, Deere’s achievement of cost reduction goals, the position and salary of the employee and any other performance goals established by the employee’s division. In addition, the Committee can decrease or eliminate awards to designated senior officers of Deere and can increase, decrease or eliminate awards to other salaried employees.

       For fiscal 2002, to increase the focus on cost reduction and move toward common performance bonus metrics among divisions, the Bonus Plan performance goals established by the Committee consisted exclusively of return on average assets and cost reduction goals. In all other respects, the annual performance Bonus Plan for 2002 was the same as for fiscal 2001.

       When added to base salary, target awards under the Bonus Plan for Deere’s executives are structured to provide median annual cash compensation relative to the peer group companies. The target award is 100 percent of base salary for the CEO and 65 to 70 percent of base salary for other senior officers. No bonus payment is available if minimum performance thresholds are not achieved.

       For fiscal 2002, Deere’s return on average consolidated assets calculated in accordance with the Bonus Plan was below the minimum performance threshold. The minimum cost reduction goals were exceeded by each division. Based on these results, the preestablished Bonus Plan formula resulted in an annual performance bonus payment for Mr. Lane of $764,010, and the Committee and Subcommittee determined to pay Mr. Lane the amount calculated under the Bonus Plan. This amount represents approximately 80 percent of base salary. The other senior officers also received annual performance bonus payments calculated under the preestablished Bonus Plan formula ranging from 53 to 65 percent of base salaries.

       In addition to the above performance Bonus Plan payments, the CEO is authorized to grant discretionary bonuses to selected employees in recognition of outstanding achievement. Such bonuses may not exceed 20 percent of annual base salary, except in highly unusual circumstances. Three executive officers received discretionary bonuses for 2002 ranging from 10 to 20 percent of annual base salary.

  Long-Term Incentives

       Deere’s long-term incentives for executive officers have been comprised of annual grants of market-priced and premium-priced stock options under the John Deere Stock Option Plan and the John Deere Omnibus Equity and Incentive Plan (the “Omnibus Plan”) and biennial grants of equity incentive restricted shares under the John Deere Equity Incentive Plan (the “Equity Incentive Plan”). Grants under these plans are intended to promote the creation of sustained stockholder value, encourage ownership of Deere stock, foster teamwork and retain high-caliber executives.

       Under each Plan, grants to executives are based on criteria established by the Committee and Subcommittee, including responsibility level, base salary, current market practice, the market price of Deere’s stock and the number of shares available for the Plan. Grant guidelines for market-priced options and equity incentive shares are established for all executive participants (including Mr. Lane) with the objective of providing a target total compensation opportunity, including base salary and the target annual profit sharing bonus, equal to the 65th to 75th percentile of the peer group. Depending on stock price performance, Deere’s performance and the number of available shares, actual total compensation for any given year could be at, above, or below the target of the peer group. The number of options or restricted shares previously granted to, or held by, an executive is not a factor in determining individual grants.

       The Committee and Subcommittee made the final award of equity incentive shares to executive officers in December 1998. Vesting of these shares was conditioned on Deere’s satisfying performance goals based on revenue growth and return on assets over the four fiscal years ending October 31, 2002. No shares vested under this award as the performance goals were not met.

       Beginning in fiscal 2000, grants of market-priced options that vest over several years have been the primary vehicle for long-term incentive awards to executive officers. In fiscal 2002, the long-term incentive award to senior executives consisted of market-priced options that vest over three years, have a maximum term of ten years, and are subject to the other terms and conditions of the Omnibus Plan. During fiscal 2002, Mr. Lane was awarded 275,941 market-priced options that become exercisable in three equal annual installments beginning in December 2002. For fiscal 2002, to allocate available options over the remaining expected life of the Omnibus Plan, the Committee and Subcommittee approved a reduced grant of market-priced options. Accordingly, the number of options granted was below the target of the peer group.

       Finally, during fiscal 1998, the Committee introduced revised stock ownership guidelines for members of Deere’s senior management team to encourage the retention of stock acquired through Deere’s various equity incentive plans. These guidelines are based on a multiple of each officer’s base salary.

  CEO Compensation

       Mr. Lane has served as Chairman, President and Chief Executive Officer of Deere since August 2000. Mr. Lane’s base salary, annual performance bonus, and option grants have been targeted to provide total compensation, assuming achievement of targeted levels of Deere’s performance, approximately equal to the 65th percentile of CEO compensation of the peer group companies. For fiscal 2002, Mr. Lane’s total compensation fell below this target due to the below target payout under the Bonus Plan and Mr. Lane’s base salary being below the peer group median. As explained above, the availability of a fiscal 2002 bonus payment was based exclusively on return on assets, cost reductions and payout levels established by the Committee and Subcommittee at the beginning of the year, as determined by actual 2002 results. It is the Committee’s view that this relationship between pay and Deere’s performance is appropriate and serves stockholders’ interests.

  Total Rewards Strategy

       During fiscal 2002, the senior management of Deere conducted a comprehensive review of Deere’s global total rewards strategy (the “Total Rewards Strategy”). The Committee provided regular input and feedback during this review process. In August, the Committee approved changes to the Total Rewards Strategy that will result in significant changes to the executive compensation program over the next several years.

       In fiscal 2003, Deere is introducing a new, multiyear incentive plan, the John Deere Mid-Term Incentive Bonus Plan (the “Mid-Term Plan”) to create additional rewards when excellent financial results are achieved on a sustained (4-year) basis. Company-wide shareholder value added will be used to determine awards earned under the Mid-Term Plan. Deere stockholders are being asked to approve the Mid-Term Plan at the February, 2003 stockholders meeting.

       Awards under the Omnibus Plan in 2003 will continue to be reduced both to meet modified program objectives as well as to allocate available shares over the remaining expected life of the Omnibus Plan. Additionally, beginning in 2003 awards to executives will consist partially of restricted stock units that will vest after several years and be non-transferable until retirement. This change in award design is intended to reinforce the focus on long-term sustained higher levels of Deere performance as well as support the stock ownership guidelines for senior management. In order to continue the stock-based program, Deere’s stockholders are being asked to approve additional shares and an extension of the term for the Omnibus Plan at the February, 2003 stockholders meeting.

       Beginning in fiscal 2004, Deere will introduce changes to the annual Bonus Plan to bring its performance measures and reward opportunity in line with the Total Rewards Strategy. The focus of the performance metrics in fiscal 2004 will be to better reflect asset use in each business by measuring operating return on operating assets, adjusted for volumes in the equipment divisions. Higher levels of performance will be required to generate target awards at normal volumes.

       The Committee believes that these changes to executive compensation over the next few years will help senior management deliver superior and enduring performance for stockholders.

Compensation Committee John R. Block (Chair) Crandall C. Bowles Antonio Madero B. Thomas H. Patrick John R. Walter

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
  AMONG DEERE, THE S&P 500 INDEX
  AND THE S&P CONSTRUCTION & FARM MACHINERY INDEX

       The following graph and table compare the total return on $100 invested in Deere common stock at year-end for the five year period from October 31, 1997 through October 31, 2002 with the total return on $100 invested in the Standard & Poor’s 500 Stock Index and in the Standard & Poor’s Construction & Farm Machinery Index. The total return includes the reinvestment of dividends. The closing market price for Deere common stock on October 31, 2002 was $46.39.

       The Standard & Poor’s Construction & Farm Machinery Index is made up of Deere, Caterpillar Inc., Cummins Inc., Navistar International Corp., and PACCAR Inc.

       In previous years, we have compared the performance of Deere common stock against the Standard & Poor’s Diversified Machinery Group Index. As of December 31, 2001, the Diversified Machinery Group Index is no longer published. As a result, we have replaced the Diversified Machinery Group Index with the Construction & Farm Machinery Index.

       The stock price performance shown on the graph is not intended to forecast and does not necessarily indicate future price performance.

  COMPENSATION OF EXECUTIVE OFFICERS

       The following table shows the amount of compensation we paid to our Chief Executive Officer (the “CEO”) and each of our four most highly compensated executive officers other than the CEO during the past three fiscal years. We refer to these five executive officers as the “named executive officers”.

  SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Restricted Stock Awards (3)($)	Securities Underlying Options/SAR(4) (#)	All Other Compensation(5) ($)

Robert W. Lane,	2002	$955,206	$764,010	$0	275,941	$4,580
Chairman, President &	2001	$824,132	$241,893	$0	400,000	$27,624
Chief Executive Officer	2000	$635,951	$670,932	$0	79,094	$23,694

Pierre E. Leroy,	2002	$469,488	$249,143	$0	48,235	$10,814
President, Worldwide	2001	$432,852	$82,949	$0	76,657	$61,440
Construction & Forestry	2000	$418,440	$299,202	$0	58,459	$51,421

Michael P. Orr, (6)	2002	$426,721	$220,512	$0	38,679	$3,915
President, Financial	2001	$413,077	$77,201	$0	69,526	$15,490
Services Division	2000	$394,580	$278,160	$0	57,826	$6,570

Nathan J. Jones	2002	$422,331	$224,695	$0	46,541	$2,098
Senior Vice President and	2001	$402,112	$77,158	$0	75,493	$11,498
Chief Financial Officer	2000	$350,412	$246,821	$0	57,873	$5,617

H. J. Markley	2002	$399,893	$245,358	$0	40,383	$5,422
President,	2001	$330,655	$63,336	$0	58,949	$8,858
Agricultural Division	2000	$302,257	$226,917	$0	37,406	$6,502

  (1) The amounts shown include the cash and non-cash compensation we paid to the executive officer, plus amounts the officer earned but elected to defer until a later year.

  (2) Salaried employees receive additional compensation in the form of year-end cash bonus payments in each year that they meet performance goals. The amount of the bonus an executive officer received over the past three fiscal years depended upon three factors: (i) pre-bonus and pre-extraordinary item return on average assets for the year, (ii) the achievement of division cost reduction goals, and (iii) the position and salary of the executive officer. The amount of the bonus for fiscal 2001 and 2000 also depended upon sales or market share goals. The amount of the bonus for fiscal 2002 also depended upon individual performance for those receiving discretionary bonuses.

  (3) We made no restricted stock awards to the named executive officers during fiscal 2002, 2001 or 2000. As of October 31, 2002, the total number of shares and their market value (based on the closing market price) of restricted stock, including equity incentive shares, held by each of the named executive officers were as follows: Mr. Lane (11,835 shares valued at $549,026); Mr. Leroy (36,067 shares valued at $1,673,148); Mr. Orr (34,619 shares valued at $1,605,975); Mr. Jones (8,454 shares valued at $392,181); and Mr. Markley (6,756 shares valued at $313,411).

  (4) The amounts for each year represent market-priced options granted during that fiscal year. Additional details on the fiscal 2002 grant are included in the “Option/SAR Grants In Last Fiscal Year” table that follows.

  (5) The amounts shown for fiscal year 2002 consist of: (i) vested employer contributions to the Deere 401(k) Savings and Investment Plan of $550 for each of Mr. Lane, Mr. Leroy, Mr. Orr and Mr. Jones, and $4,640 for Mr. Markley; and (ii) above-market earnings on deferred compensation of $4,030 for Mr. Lane, $10,264 for Mr. Leroy, $3,365 for Mr. Orr, $1,548 for Mr. Jones, and $782 for Mr. Markley. Deere’s contribution to the Deere 401(k) Savings and Investment Plan for all Deere employees during the past fiscal year was $17,833,753.

  (6) Mr. Orr retired as President, Financial Services Division in December 2002.

       The following table shows information concerning individual grants of stock options we made during fiscal 2002 to each of our named executive officers. In addition, the table shows the potential realizable values of the grants assuming annually compounded stock price appreciation rates of five and ten percent per annum over the maximum option term. The options were granted under the Omnibus Plan and are subject to its terms. Under the Omnibus Plan, the actual option terms may be shorter than the maximum term under certain circumstances. The five and ten percent rates of appreciation are set by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of Deere’s stock price.

  OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)

Name	Number of Securities Underlying Options/SARs Granted (1)(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date(2)	5% ($)	10% ($)

Robert W. Lane	275,941	6.35%	$42.30	12/12/11	$7,340,649	$18,602,647
Pierre E. Leroy	48,235	1.11%	$42.30	12/12/11	$1,283,159	$3,251,777
Michael P. Orr	38,679	0.89%	$42.30	12/12/11	$1,028,948	$2,607,557
Nathan J. Jones	46,541	1.07%	$42.30	12/12/11	$1,238,095	$3,137,576
H. J. Markley	40,383	0.93%	$42.30	12/12/11	$1,074,278	$2,722,432

  (1) The number shown represents market-priced options which we granted during the fiscal year. The options become exercisable in three equal installments at one, two and three years after the date that they are granted.

  (2) The options have a maximum term of ten years. The options will expire if the option holder’s employment with Deere terminates during the term of the option for any reason other than death or disability, or retirement pursuant to Deere’s disability or retirement plans. If the employee retires, the options are exercisable within five years of retirement or, if later, within one year of death.

  (3) The total potential realizable value for all Deere stockholders as a group based on 238,894,504 outstanding shares as of the 2002 fiscal year end, would be $6,355,129,578 at the 5% assumed annual rate of appreciation, and $16,105,146,104 at the 10% annual rate of appreciation. Mr. Lane’s total potential realizable value is 0.12% of the potential realizable value of all stockholders at the 5% and 10% assumed annual rates of appreciation. The ratio of the total potential realizable value of all the named executive officers to that of all stockholders is 0.19% at both the 5% and 10% assumed annual rates of appreciation.

       The following table shows information concerning exercises of options and SARs during fiscal 2002 for the named executive officers. The table also shows the number and value of unexercised options (and tandem SARs) each named executive officer held as of October 31, 2002.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (1)(#)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year End (2)($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert W. Lane	0	$0	408,185	632,869	$1,994,224	$2,397,501
Pierre E. Leroy	0	$0	306,156	195,857	$3,389,748	$510,764
Michael P. Orr	0	$0	151,997	172,696	$2,324,207	$450,322
Nathan J. Jones	0	$0	118,378	164,273	$854,945	$499,568
H. J. Markley	0	$0	110,505	91,634	$967,632	$393,977

  (1) Market-priced options and SARs become exercisable one to three years after the date of grant, and have a maximum term of ten years subject to the provisions of the Omnibus Equity and Incentive Plan. Whether premium-priced options granted in December 1997 and December 1998 are exercisable depends on whether the price of Deere’s shares on the New York Stock Exchange equals or exceeds the premium exercise price during each of ten consecutive trading days prior to the fifth anniversary of the grant date. If this price target is achieved, the options expire on the tenth anniversary of the grant date. If this price target is not achieved, the options become exercisable on the fifth anniversary of the grant date and expire three months thereafter. The price target for the December 1997 option grant was not achieved. Accordingly, these options became exercisable at the premium exercise price in December 2002 and expire in March 2003.

  (2) The amounts shown represent the difference between the option exercise price and $46.39 (the closing market price for Deere common stock on October 31, 2002.) The options that were in-the-money as of October 31, 2002 were granted in the following years at the following exercise prices:

  Market-Priced Options: 1994 ($21.02), 1995 ($34.13), 1996 ($42.69), 1998 ($32.53), 1999 ($41.47), 2000 ($42.07); and 2001 ($42.30).

  Premium-Priced options: 1994 ($28.39, $31.23, and $34.07); and 1996 ($40.60 and $43.98).

  PENSION BENEFITS

       Under Deere’s pension program, employees in executive salary grades (“executives”) receive an annual pension determined by the following formula:

    1.5% times the employee’s number of years of non-executive service times the executive’s average pensionable pay; plus

    2.0% times the number of years the employee served as an executive times the executive’s average pensionable pay.

       The maximum annual pension an executive may receive is 66% of his or her average pensionable pay. Executives participating in the executive program prior to 1997 chose one of the following two options for “average pensionable pay”:

    The executive’s compensation for the five highest years, not necessarily consecutive, during the 10 years immediately preceding the date of retirement. If the executive elects this option, compensation is calculated by adding the executive’s salary to the larger of (i) the sum of short-term bonuses, or (ii) any payments under the long-term incentive plan, awards under the restricted stock plan, or, after 1998, a prorated amount of awards under the equity incentive plan, or, after 2000, the target amount of short-term bonuses; or

    The executive’s compensation over his entire career with Deere (“career average compensation”). If the executive elects this option, compensation is calculated by adding the executive’s salary to any short-term bonuses.

       In addition, for salaried employees hired prior to 1997 who elected the second option, career average compensation includes the average of the executive’s compensation for the executive’s five anniversary years prior to 1997, plus all future compensation the executive receives until retirement (with bonuses paid in 1992 through 1996 phased into the computation over five years.) Participants who became eligible for the executive program after January 1, 1997 do not have an election as to how average pensionable pay will be calculated; instead, the calculation is based exclusively on the career average compensation formula described above. Average pensionable pay is calculated in all cases using the entire amount of relevant compensation the executive earned, even if the executive elected to defer receipt of some of the compensation until a later time under Deere’s deferral programs.

       A salaried employee who is not eligible for the executive pension receives an annual pension benefit of 1.5% for each year of service times his or her average pensionable pay. Employees hired before 1997 chose one of the following two options for “average pensionable pay”:

    the employee’s base salary for the five highest years during the 10 years immediately preceding the date of retirement; or

    the employee’s career average compensation. Compensation is calculated by adding the employee’s salary to any bonus awarded under the performance bonus plan.

       In addition, for employees hired prior to 1997, career average compensation generally will include the average of compensation from the five anniversary years prior to 1997 plus all future compensation until retirement (with bonuses paid in 1992 through 1996 phased into the computation over five years.) After January 1, 1997, the average pensionable pay for new salaried employees who are not entitled to the executive pension is based exclusively on career average salary and performance bonuses. For salaried employees, including executives, participating in the career average compensation option, we make enhanced contributions to the employee’s 401(k) retirement savings account. In addition, depending on the employee’s years of service as of January 1, 1997, the employee’s minimum age to retirement with full benefits may be increased.

       The estimated annual pensions payable upon retirement at age 65 for the following named executive officers is: Mr. Lane, $1,234,869; Mr. Leroy, $528,794; Mr. Jones, $478,189, and Mr. Markley, $390,122. The estimated annual pension payable to Mr. Orr at age 56 is $156,091. The estimated annual pensions shown are based on a straight-life annuity. Pension benefits are not reduced for any social security benefits or other offset amounts that the executive or employee may receive.

       We have used the following assumptions in computing the estimated annual pension payments:

    we continue our pension plans without further amendment;
    each of the named executive officers (except for Mr. Orr, who retired during fiscal 2003) continues as a Deere executive until retirement at age 65;
    salaries continue at 2002 levels; and
    bonuses are paid at target earnings goals.

  CHANGE IN CONTROL SEVERANCE AGREEMENTS AND OTHER ARRANGEMENTS

       We have entered into severance agreements with our executive officers, including each of the named executive officers. These severance agreements are intended to provide for continuity of management if there is a change in control of Deere. The agreements have an initial term of three years and are automatically extended in one-year increments, unless we give notice of termination to the executive at least six months prior to the expiration of his or her current agreement. If we do give notice to terminate an agreement, the agreement will continue to be effective until the end of its then remaining term. However, we may not give notice of termination of the agreement within the six months following a “potential change in control” (as defined in the agreements).

       If a “change in control” (as defined in the agreements) occurs, the agreements will continue to be effective for the longer of: (i) twenty-four months beyond the change in control; or (ii) until we have satisfied our obligations under the agreements. A “change in control” is defined generally as any change in control of Deere that is required to be reported in a proxy statement by Regulation 14A under the Securities Exchange Act. The following are “change in control” events:

    any “person,” as defined in the Securities Exchange Act (with certain exceptions), acquires 30 percent or more of Deere’s voting securities;
    a majority of Deere’s directors are replaced during the term of the agreements without the approval of at least two-thirds of the existing directors or directors previously approved by the then existing directors;
    any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or
    Deere is completely liquidated, or all or substantially all of Deere’s assets are sold or disposed of.

       The following are “potential change in control” events:

    Deere enters into an agreement that would result in a change in control (as described above); or
    any “person” acquires 15 percent or more of Deere’s voting securities, and the Board resolves that a potential change in control has occurred.

       Under the severance agreements, an executive is entitled to receive severance payments in either of the following situations:

    Deere terminates the executive within the six months preceding or within 24 months following the change in control, other than for death, disability or for “cause” (as defined in the agreements); or
    The executive terminates his or her employment for “good reason” (as defined in the agreements) within 24 months following a change in control.

       If the executive officer is entitled to receive a severance payment, he or she will receive the following amounts in a lump-sum payment:

    three times:
      the executive’s then base salary; plus

      the greater of (i) the average of the bonuses paid to the executive under our Performance Bonus Plan for the three complete fiscal years immediately prior to the termination; and (ii) the target bonus amount for the fiscal year in which the termination occurs;
    a pro-rated bonus, calculated through the date of termination, and earned but unpaid base salary and vacation pay;

    the amount by which the supplemental retirement benefit to which the executive would have become entitled had employment continued for an additional three years exceeds the supplemental retirement benefit to which the executive is entitled based on actual age and credited service;
    three times Deere’s contributions on behalf of the executive under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately prior to the change in control); and
    the number of the executive’s then outstanding unexercisable stock options multiplied by the positive difference, if any, between the price per share of Deere common stock on the executive’s termination date and the per share option exercise price.

       In general, if any payments made under the severance agreements would be subject to the excise tax that the Internal Revenue Code imposes on excess parachute payments, we will cap the total payments we make to the executive at the excise tax threshold, so that no excise tax will be imposed. However, we will pay the full amount due under the severance agreements, and we will “gross-up” the executive officer’s compensation for this excise tax, for any federal, state and local income taxes applicable to the excise tax, and for tax penalties and interest, if this approach would result in the executive receiving an amount that exceeds the capped amount by at least ten percent.

       We will continue to cover the executive under our welfare benefit plans for health care, life and accidental death and dismemberment insurance, and disability insurance for the three years following the date of a covered termination. We will discontinue these benefits if the executive receives substantially similar benefits from another employer. In addition, we will pay the executive’s reasonable legal fees and expenses if the executive must hire a lawyer to enforce the agreement. As part of the agreements, the executives agree not to disclose or to use for their own purposes confidential and proprietary Deere information, and, for a period of two years following termination of employment, not to induce Deere employees to leave Deere, or to interfere with Deere’s business.

       In addition to the severance agreements described above, several of our compensation plans have change in control provisions:

    Under the Performance Bonus Plan, participants as of the date of a change in control will be entitled to the greater of either (i) a bonus based on actual performance results to the date of the change in control, or (ii) their target bonus.
    Under the proposed Mid-Term Incentive Bonus Plan, participants as of the date of a change in control will be entitled to a bonus based on actual performance results to such date.
    Under the Restricted Stock Plan, in the event of a change in control, unless the Board determines otherwise, the value of restricted shares will be cashed out in an amount as determined under the plan.
    Under the Omnibus Equity and Incentive Plan, in the event of a change in control, unless the Board determines otherwise, all vesting requirements terminate, all stock options become exercisable for the remainder of their term, and the value of other awards will be cashed out in amounts that are determined under the plan.
    Under the Supplemental Pension Benefit Plan, in the event of a change in control participants who are no longer Deere employees will be eligible for benefits under the plan notwithstanding their age at their termination of employment with Deere.
    Under the Deferred Compensation Plan, in the event of certain changes in control, amounts deferred may become payable immediately, or the plan may be modified to reflect the impact of the change in control.

       The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of October 31, 2002.

  EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)(c)

Equity Compensation Plans Approved by
Security Holders	22,900,954	$41.58	6,289,088	(1)

Equity Compensation Plans Not Approved
by Security Holders	-0-	—	-0-

Total	22,900,954	$41.58	6,289,088	(2)

  (1) This amount includes 238,912 shares available under the John Deere Nonemployee Director Stock Ownership Plan for future awards of restricted stock and 6,050,176 shares available under the John Deere Omnibus Equity and Incentive Plan of which 953,355 shares are available for future awards other than options and stock appreciation rights. Under the John Deere Omnibus Equity and Incentive Plan, we may award shares as performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of the plan as determined by the Compensation Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

  (2) Deere currently has no equity compensation plans that are not approved by security holders.

  STOCKHOLDER PROPOSALS AND NOMINATIONS

       Next year’s annual meeting of stockholders will be held on February 25, 2004. If you intend to present a proposal at next year’s annual meeting, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Corporate Secretary at the address below. The Secretary must receive this proposal no later than September 18, 2003.

       If you want to present a proposal at next year’s annual meeting, without including the proposal in the proxy statement, or if you want to nominate one or more directors, you must provide written notice to the Corporate Secretary at the address below. The Secretary must receive this notice not earlier than October 28, 2003 and not later than November 27, 2003.

       Notice of a proposal must include, for each matter, a brief description of the matter to be brought before the meeting; the reasons for bringing the matter before the meeting; and your name, address, the class and number of shares you own, and any material interest you may have in the proposal.

       Notice of a nomination must include your name, address, the class and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. Deere may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. Persons age 70 or older are not eligible for election to the Board. Directors of Deere must tender their resignation from the Board upon any material change in their occupation, career or principal business activity, including retirement.

       Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address. The Secretary will forward the proposals and recommendations to the Board or the Corporate Governance Committee, as applicable, for consideration.

  Corporate Secretary
  Deere & Company
  One John Deere Place
  Moline, Illinois 61265-8098

  COST OF SOLICITATION

       Deere pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Deere has made arrangements with brokers, banks and other holders of record to send proxy materials to you, and Deere will reimburse them for their expenses in doing so. Deere has retained Georgeson Shareholder Communications Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers and a few regular employees of Deere may solicit proxies personally or by telephone, fax or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Moline, Illinois January 16, 2003	JAMES H. BECHT Secretary

       APPENDIX A

       JOHN DEERE MID-TERM INCENTIVE BONUS PLAN

  Section 1. Establishment and Purpose

       1.1 Establishment of the Plan. Deere & Company, a Delaware corporation (the “Company”), hereby establishes a mid-term incentive compensation plan to be known as the “John Deere Mid-Term Incentive Bonus Plan” (the “Plan”), as set forth in this document. The Plan permits the awarding of cash bonuses to Employees of the Company, based on the achievement of preestablished performance goals over a performance period longer than one fiscal year.

       Upon approval by the Board of Directors of the Company, subject to approval by the shareholders, the Plan shall become effective as of November 1, 2002 (the “Effective Date”) and shall remain in effect until terminated by the Board or Committee as provided by Section 13 herein.

       1.2 Purpose. The purpose of the Plan is to provide Participants with a meaningful mid-term incentive opportunity geared toward the achievement of specific performance goals.

  Section 2. Definitions

       Whenever used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided) and, when the defined meaning is intended, the term is capitalized.

      (a)   “Award Opportunity” means the incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1 herein.

       (b)   “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

       (c)   “Board” or “Board of Directors” means the Board of Directors of the Company.

       (d)   “Committee” means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3 herein, who are not current or former officers or employees of the Company, who are “outside directors” to the extent required by and within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, and who are independent directors pursuant to New York Stock Exchange Rules.

       (e)   “Company” means Deere & Company, a Delaware corporation (including any and all subsidiaries), and any successor thereto.

       (f)   “Corporate” shall mean Deere & Company and its subsidiaries.

       (g)   “Disability” shall have the meaning ascribed to such term in applicable disability or retirement plans of the Company.

       (h)   “Effective Date” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

       (i)    “Employee” means a full-time or part-time, salaried employee of the Company.

       (j)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

       (k)   “Executive Officers” shall mean any executive officers designated by the Committee for purposes of qualifying payouts under the Plan for exemption from Section 162(m) of the Code.

       (l)   “Final Award” means the actual award earned during a Performance Period by a Participant, as determined by the Committee at the end of the Performance Period.

       (m)   “Non-corporate” shall mean a specified segment of Deere & Company’s operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, division, product line, or other such segmentation.

       (n)   “Participant” means an Employee who is actively participating in the Plan.

       (o)   “Performance Period” means the period of time designated as such by the Committee.

       (p)   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

       (q)   “Plan” means the Deere & Company Mid-Term Incentive Bonus Plan.

       (r)   “Retirement” shall have the meaning ascribed to such term in the John Deere Pension Plan for Salaried Employees, or any successor plan thereto, or in the other applicable retirement plan(s) of the Company.

  Section 3. Administration

       The Plan shall be administered by the Committee. The Committee may delegate to the Company responsibility for day-to-day administration of the Plan, following administrative guidelines approved from time to time by the Committee.

       Subject to the limitations of the Plan, the Committee shall: (i) select from the Employees of the Company, those who shall participate in the Plan, (ii) grant award opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award opportunity granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon all parties.

  Section 4. Eligibility and Participation

       4.1 Eligibility. All Employees (as defined in Section 2 herein) who are actively employed by the Company in any Performance Period shall be eligible to participate in the Plan for such Performance Period, subject to the limitations of Section 7 herein.

       4.2 Participation. Participation in the Plan shall be determined each Performance Period from among Employees of the Company, as determined by the Committee. Employees who are eligible to participate in the Plan shall be so notified in writing, and shall be apprised of the performance goals and related award opportunities for the relevant Performance Period, as soon as is practicable.

       4.3 No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, despite having previously participated in the Plan.

  Section 5. Award Determination

       5.1 Performance Goals. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish performance goals for that Performance Period. Except as provided in Section 11, the goals may be based on any combination of Corporate, Non-corporate, and individual performance. After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Performance Period will determine the Final Award amounts. Except as provided in Section 11, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

       The Committee also may establish one (1) or more Company-wide performance goals which must be achieved for any Participant to receive an award for that Performance Period.

       5.2 Award Opportunities. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant. The established Award Opportunity shall vary in relation to the job classification of each Participant. Except as provided in Section 11, in the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may be, but is not required to be, adjusted to reflect the amount of time at each job level during the Performance Period.

       5.3 Adjustment of Performance Goals. Except as provided in Section 11, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Performance Period if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, have unduly influenced the Company’s ability to meet them or have materially affected the Company’s or divisions’ ability to pay the Awards.

       5.4 Final Award Determinations. At the end of each Performance Period, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 11, each individual award shall be based upon (i) the Participant’s Award Opportunity, (ii) Corporate and Non-corporate performance, and (iii) individual performance (if applicable).

       5.5 Limitations. The amount payable to a Participant for any Performance Period shall not exceed $4,500,000.

  Section 6. Payment of Final Awards

       6.1 Form and Timing of Payment. Final Award payments shall be payable in cash, in one (1) lump sum, as soon as practicable after the end of each Performance Period, or more frequently during the Performance Period, as determined by the Committee in its sole discretion.

       6.2 Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Performance Period, the Committee may, in its sole discretion, pay a partial or full award for the portion of the Performance Period the Employee was a Participant, computed as determined by the Committee.

       6.3 Unsecured Interest. No participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

       Section 7. Termination of Employment

       7.1 Termination of Employment Due to Death, Disability, Retirement, or Transfer to Business Unit Not Included in the Plan. Unless the Committee establishes otherwise at the time of establishing the Award Opportunity, in the event that during the final thirteen calendar months of a Performance Period a Participant’s employment is terminated by reason of death, disability, retirement, or transfer to a business unit not included in the Plan, the Final Award, determined in accordance with Section 5.4 herein, for the Performance Period(s) for which the employee is otherwise an eligible Participant shall be paid. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date the Committee determines the definition of Disability to have been satisfied.

       The Final Award thus determined shall be payable as soon as practicable following the end of the Performance Period(s) in which employment termination occurred, or sooner (except with respect to Executive Officers), as determined by the Committee in its sole discretion.

       7.2 Termination of Employment for Other Reasons. Unless the Committee establishes otherwise at the time of establishing the Award Opportunity, in the event a Participant’s employment is terminated for any reason other than death, disability, retirement, or transfer to a business unit not included in the Plan each during the final thirteen calendar months of a Performance Period (of which the Committee shall be the sole judge), all of the Participant’s rights to a Final Award for the Performance Period(s) then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a partial award for the portion of any Performance Period that the Participant was employed by the Company, computed as determined by the Committee.

  Section 8. Rights of Participants

       8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

       8.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

  Section 9. Beneficiary Designation

       Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant and will be effective only when delivered by the Participant in writing to the designated division of the Company for such purpose during the Participant’s lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

       (a)   Participant’s spouse (unless the parties were divorced or legally separated by court decree);

       (b)   Participant’s children (including children by adoption);

       (c)   Participant’s parents (including parents by adoption); or

      (d)   Participant’s executor or administrator.

       Payments of benefits, in accordance with Section 7.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one (1) member, benefit payments shall be made in equal shares among members of that class.

  Section 10. Deferrals

       The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant at the end of a Performance Period.

  Section 11. Executive Officers

       11.1 Applicability of Section 11. The provisions of this Section 11 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 11 and the other Plan provisions, the provisions of this Section 11 shall control.

       11.2 Award Determination. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish performance goals for that Performance Period. Performance measures to be used shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, settlements, market share, customer conversion, net income, operating income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) return on stockholders’ equity; (e) economic value added; (f) improvements in costs and/or expenses; or (g) shareholder value added. The Committee may select among the performance measures specified from Performance Period to Performance Period which need not be the same for each Executive Officer in a given year.

       Prior to the beginning of the final fiscal year of each Performance Period, or as soon as practicable thereafter, the Committee shall establish the Award Opportunity for each Executive Officer.

       At the end of the Performance Period and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant’s Award Opportunity, and (ii) Corporate and Non-corporate (if applicable) performance.

       11.3 Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Performance Period. Participants shall not receive any payout when the Company or Non-corporate segment (if applicable) does not achieve at least minimum performance goals.

       11.4 Individual Performance and Discretionary Adjustments. Individual performance shall not be reflected in the Final Award. However, the Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

       11.5 Possible Modification. If, on advice of the Company’s tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Sections 5.1, 5.2, 5.3, or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 11, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 11.

  Section 12. Change in Control

       12.1 Change in Control. In the event that: (a) a Change in Control of the Company, as defined in Section 12.2 below, occurs; or (b) a Potential Change in Control, as defined in Section 12.3 below, occurs and the Committee or the Board determines that the provisions of this Section should be invoked, a Participant who is an Employee as of the date of the Change in Control or Potential Change in Control shall be entitled to, for the Performance Period(s) then in progress in which the Change in Control or Potential Change in Control occurs for which the Employee is a Participant (without regard to any requirement of being an Employee at a later time during the Performance Period), an award determined using (i) the Participant’s Award Opportunity and (ii) actual Corporate, Non-corporate, and individual results to the date of the Change in Control or Potential Change in Control.

       Awards under this Section 12.1 shall be payable in cash to the Participant as soon as administratively possible.

       12.2 Definition of a Change in Control. For purposes of Section 12.1, a “Change in Control” means a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement, provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

  (i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than a Participant or group of Participants, the Company or a Subsidiary, or any employee benefit plan of the Company including its trustee) is or becomes the “beneficial owner” (as defined in Rule 13(d-3) under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

  (ii) during any period of two (2) consecutive years, there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved but excluding, for this purpose, any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

       12.3 Definition of Potential Change in Control. For purposes of Section 12.1, a “Potential Change in Control” means the happening of any of the following:

  (i) the entering into an agreement by the Company (other than with a Participant or group of Participants), the consummation of which would result in a Change in Control of the Company as defined in paragraph (b) of this Article VII; or

  (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than a Participant or group of Participants, the Company or a Subsidiary, or any employee benefit plan of the Company including its trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

  Section 13. Amendment and Modification

       The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the approval of the stockholders of the Company, to the extent required by law or agreement or for any amendment which would require stockholder approval in order for the Plan to continue to comply with Section 162(m), (i) modify the requirements as to eligibility for participation in the Plan, (ii) materially increase the benefits accruing to the Participants under the Plan, or (iii) modify the performance measures as set forth in Section 11.2 hereof. No such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), materially and adversely affect the rights of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution of a Final Award determined by the Committee hereunder to which he or she is otherwise entitled.

  Section 14. Miscellaneous

       14.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

       14.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

       14.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

       14.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

       14.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

       14.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  DIRECTIONS TO THE DEERE & COMPANY ADMINISTRATIVE CENTER
  One John Deere Place, Moline, Illinois 61265-8098

       The annual meeting will be held in the auditorium of the Deere & Company Administrative Center, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects the north side of John Deere Road east of 70th Street, Moline. The entrance to the Administrative Center and parking are on the east side of the building.

      From Chicago (or the east)

       Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway) which turns into IL5/ John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about 1/4 mile. Turn left onto the Administrative Center grounds. Follow the signs to parking on the east side of the building.

      From Des Moines (or the west)

       Take I-80 east to exit number 298. Exit onto I-74 East. Follow for about 91/4 miles to the IL5 East/ John Deere Road exit (Exit number 4A). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for about 1/4 mile. Turn left onto the Administrative Center grounds. Follow the signs to parking on the east side of the building.

      From Peoria (or the south)

       Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit number 18A. Exit onto I-74 West. Follow for about 1/2 mile to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for 1/4 mile. Turn left onto the Administrative Center grounds. Follow the signs to parking on the east side of the building.

VOTE BY TELEPHONE AND INTERNET 24 HOURS A DAY, 7 DAYS A WEEK
DEERE & COMPANY C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

  VOTE BY TELEPHONE - 1-800-690-6903
  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

  VOTE BY INTERNET - www.proxyvote.com
  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

  VOTE BY MAIL
  Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!	If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
JHNDR1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  DEERE & COMPANY

  The Directors recommend a vote FOR all Nominees
  and FOR Items 2 and 3.

1. Election as Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
Nominees:	01 - Joachim Milberg, 02 - Crandall C. Bowles, 03 - Leonard A. Hadley, 04 - Arthur L. Kelly and 05 - Thomas H. Patrick.	|_|	|_|	|_|

		For	Against	Abstain
2. Approval of the amendment of the John Deere Omnibus Equity and Incentive Plan.		|_|	|_|	|_|

3. Approval of the John Deere Mid-Term Incentive Bonus Plan.		|_|	|_|	|_|

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

HOUSEHOLDING ELECTION

  Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate. See enclosed notice.

  To change your election in the future, call 1-800-542-1061.

To receive your materials electronically in the future, please go to www.icsdelivery.com/de to enroll.
	For	Against	If you wish to discontinue receipt of the Annual Report by mail, please mark this box.	|_|
HOUSEHOLDING ELECTION –>	|_|	|_|	If you are submitting a change of address and or comments please mark here and note on the reverse side.	|_|

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

  Dear Stockholders:

  It is a pleasure to invite you to the 2003 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. central time on Wednesday, February 26, 2003 at the Deere & Company Administrative Center, at One John Deere Place, Moline, Illinois.

  The Notice of the Meeting and the Proxy Statement enclosed cover the formal business of the meeting, which includes election of Directors, a proposal to amend the John Deere Omnibus Equity and Incentive Plan, the approval of the John Deere Mid-Term Incentive Bonus Plan, and any other business to properly come before the meeting. The rules of conduct for the meeting include the following:

  1.   No cameras, sound equipment or recording devices may be brought into the auditorium.

  2.   There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

  3.   The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

  4.   Voting results announced at the meeting by the Inspectors of Voting are preliminary. Final results will be included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the second quarter of fiscal 2003.

  V Detach Proxy Card Here V

  DEERE & COMPANY
  PROXY- ANNUAL MEETING / 26 FEBRUARY 2003

  Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 26, 2003.

  The undersigned appoints each of Robert W. Lane and James H. Becht, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

  The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

  Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

       THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
  PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

  Change of Address and or Comments:

  (If you noted a change of address and/or comments above, please mark box on the reverse side)

  IMPORTANT NOTICE REGARDING DELIVERY OF
  SECURITY HOLDER DOCUMENTS

  Dear Stockholder,

       The Securities and Exchange Commission has adopted a rule that allows us to send a single copy of our annual reports, proxy statements, prospectuses and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. We believe these new “householding” rules will provide greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that you receive.

       You do not need to do anything in order to participate in the householding program. If we do not receive instructions to the contrary within 60 days after the mailing of this notice, you will be deemed to have consented to the receipt of only one set of our future stockholder mailings by your household. Your consent will be perpetual unless you withhold it or revoke it. Also, you may have already consented to householding through a prior mailing. If this is the case, please disregard this letter.

       If you wish to continue to receive separate annual reports, proxy statements, prospectuses and other disclosure documents for each account in your household, you must withhold your consent to our householding program by checking the appropriate box on the enclosed proxy card and returning it in the enclosed postage-prepaid envelope. Even if you vote by telephone or Internet, the enclosed proxy card must be returned and marked appropriately to withhold your consent to householding.

       Even if you do not withhold your consent to the householding program at this time, you may always revoke your consent at a future date. You may revoke your consent by contacting Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. You will be removed from the householding program within 30 days of receipt of your revocation of your consent.

       We strongly encourage your participation in the householding program, and believe it will benefit both you and Deere & Company. Not only will it reduce the volume of duplicate information that is received in your household, but it will also reduce our mailing costs.

  Thank you very much,

  Deere & Company